AMENDMENT

This Amendment (“Amendment”) to the May 8, 2014 Agency Services Agreement between JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and J.P. Morgan Exchange-Traded Fund Trust, severally and on behalf of each of the portfolios listed on Exhibit A, as amended (the “Principal Agreement”), is entered into as of December 18, 2020 (the “Effective Date”).

WHEREAS the parties hereto (the “Parties”) entered into the Principal Agreement pursuant to which J.P. Morgan was appointed to provide certain agency services; and the Parties now wish to amend the Principal Agreement, as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A)	Exhibit A of the Principal Agreement is hereby replaced in its entirety by Exhibit A to this Amendment (as attached).

(B)

As modified and amended hereby, the Parties hereby ratify, approve and confirm the Principal Agreement in all respects, and save as varied by this Amendment, the Principal Agreement shall remain in full force and effect.

3.

Representations. Each Party represents to the other Parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement between the Parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the Parties.

5.

Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each Party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by each Party.

6.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date set out above.

J.P. Morgan Exchange-Traded Fund Trust

By:	/s/ Shannon M. Gaines
Name:	Shannon M. Gaines
Title:	Assistant Treasurer

JPMorgan Chase Bank, N.A.

By:	/s/ Adam King
Name:	Adam King
Title:	Executive Director

EXHIBIT A

Agency Services Agreement

List of Funds

(Amended as of December 18, 2020)

Name
JPMorgan Diversified Return International Equity ETF

JPMorgan Diversified Return Emerging Markets Equity ETF

JPMorgan Diversified Return U.S. Equity ETF

JPMorgan Diversified Return U.S. Mid Cap Equity ETF

JPMorgan High Yield Research Enhanced ETF

JPMorgan Diversified Return U.S. Small Cap Equity ETF

JPMorgan International Bond Opportunities ETF

JPMorgan Ultra-Short Income ETF

JPMorgan U.S. Dividend ETF

JPMorgan U.S. Minimum Volatility ETF

JPMorgan U.S. Momentum Factor ETF

JPMorgan U.S. Quality Factor ETF

JPMorgan U.S. Value Factor ETF

JPMorgan USD Emerging Markets Sovereign Bond ETF

JPMorgan BetaBuilders Developed Asia ex-Japan ETF

JPMorgan BetaBuilders Canada ETF

JPMorgan BetaBuilders Europe ETF

JPMorgan BetaBuilders Japan ETF

JPMorgan BetaBuilders MSCI US REIT ETF

JPMorgan Corporate Bond Research Enhanced ETF

JPMorgan Municipal ETF

JPMorgan Ultra-Short Municipal ETF

JPMorgan U.S. Aggregate Bond ETF

JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF

JPMorgan BetaBuilders U.S. Equity ETF

JPMorgan Core Plus Bond ETF

JPMorgan Inflation Managed Bond ETF

JPMorgan BetaBuilders International Equity ETF

JPMorgan BetaBuilders U.S. Mid Cap Equity ETF

JPMorgan Equity Premium Income ETF

JPMorgan International Growth ETF

JPMorgan Large Cap Growth ETF

JPMorgan BetaBuilders U.S. Small Cap Equity ETF

JPMorgan Carbon Transition U.S. Equity ETF

JPMorgan Short Duration Core Plus ETF

JPMorgan Emerging Markets Equity Core ETF